SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Comdisco's Officers and Directors, and persons who own more than ten percent of a registered class of Comdisco's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and any national securities exchange on which such class of equity securities is registered. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish Comdisco with copies of all Section 16(a) forms filed.

Based solely on the Company's review of the copies of such forms received by it, or on written representations from certain reporting persons that no Forms 5 were required for those persons during fiscal year 1997, all filing requirements applicable to its Directors, Officers and greater than ten percent beneficial owners were complied with except as follows: Messrs. Vosicky, Flohr and W. Pontikes each did not timely file a monthly report of one transaction. However, Messrs. Vosicky, Flohr and W. Pontikes did report these transactions on Forms 5 as soon as the omissions were discovered.

                       EXECUTIVE COMPENSATION AND BENEFITS

Summary Compensation Table

The following table sets forth certain information with respect to compensation for services in all capacities paid by Comdisco and its subsidiaries for the past three fiscal years, to or on behalf of (i) Jack Slevin, Chairman, President and Chief Executive Officer, (ii) each of the four other most highly compensated Executive Officers of Comdisco serving on September 30, 1997, and (iii) Alan Andreini, who was not serving as an Executive Officer on the last day of the fiscal year.


                                                                                          Long-Term Compensation<F1>
                                                                                          ----------------------
                                                  Annual Compensation                  Awards               Payouts
                                           -------------------------------------- ----------------------  ----------
                                                                                              Securities
                                                                                  Restricted  Underlying   Long-Term       All Other
Name and Principal                                                   Other Annual      Stock     Options   Incentive    Compensation
Position                                 Year   Salary    Bonus    Compensation     Awards     (Shares)   Payouts     <F2>
----------------------------------------   ----   ------    -----    ------------- ---------  -----------  ----------   ------------


Jack Slevin ............................   1997   $550,000  $440,000      -0-         -0-          29,425    $831,000  $  14,111
Chairman, President ....................   1996    500,000   580,000      -0-         -0-         490,752     420,000      9,425
and CEO ................................   1995    400,000   401,000      -0-         -0-         199,469       -0-        6,074

Nicholas K. Pontikes ...................   1997    277,917    278,200     -0-         -0-          13,350     478,000     14,111
Chief Operating ........................   1996    230,000    230,000     -0-         -0-          66,801     201,000      9,425
Officer.................................   1995    230,000    230,000     -0-         -0-         102,462       -0-        6,074

Thomas Flohr <F5> .......................   1997    300,000    300,000     -0-         -0-          10,720       -0-         -0-
Senior Vice President

William N. Pontikes ....................   1997    220,000    268,200     -0-         -0-          13,350     473,000     14,111
Executive Vice .........................   1996    220,000    220,000     -0-         -0-          76,155     300,000      9,425
President...............................   1995    225,000    230,000     -0-         -0-         131,796       -0-        6,074

John J. Vosicky ........................   1997    240,000    218,200     -0-         -0-          13,350     483,000     14,111
Executive Vice .........................   1996    240,000    200,000     -0-         -0-          42,444     225,000      9,425
President
& Chief Financial ......................   1995    235,000    235,000     -0-         -0-          80,047       -0-        6,074
Officer

Alan J. Andreini .......................   1997    131,250    145,833     -0-         -0-            -0-      448,000  1,163,516<F3>
Executive Vice .........................   1996    200,000    200,000     -0-         -0-          94,867     225,000      9,425
President
through April 30, 1997 ..................  1995    200,000    200,000     -0-         -0-         317,858       -0-       43,392<F4>


<F1> Number of shares reported  throughout this proxy reflects the 3 for 2 stock split of Common Stock.
<F2> Amounts of "All Other  Compensation"  are amounts  contributed  by Comdisco under Comdisco's Profit Sharing and Employee Stock Ownership Plans for the persons named above except for the amounts shown for Mr. Andreini for fiscal years 1997 and 1995; see footnotes (b) and (c), respectively.
<F3> Payment as described in "Employee and Consulting Agreements".
<F4> Includes $6,074 in Comdisco  contributions  to retirement plans as outlined in footnote (a) above and $37,318 paid pursuant to the terms of the Comdisco Financial Services, Inc. Residual Incentive Compensation Plan.
<F5> Mr. Flohr became an Executive Officer of Comdisco, Inc. in fiscal 1997.


Option Grants in Last Fiscal Year

     The following table sets forth certain information with respect to stock option grants made to named Executive Officers during the fiscal year ended September 30, 1997.


                                                                                     Potential Realizable Value
                                                                                        at Assumed Annual Rates
                                                                                     of Stock Price Appreciation
                                         Individual  Grants *                           for Option Term
                         -------------------------------------------------------     ----------------------------

                             Number of      % of Total
                            Securities    Options/SARs   Exercise
                            Underlying      Granted to    or Base
                          Options/SARs    Employees in      Price     Expiration
                           Granted (#)      Fisca Year     ($/Sh)           Date           0%        5%          10%
                          ------------    ------------   --------     ----------        -----  --------   ----------


  Jack Slevin                 29,425             24      $32.6875       09/30/07         $ 0   $604,890   $1,532,909
  Nicholas K. Pontikes        13,350             11       32.6875       09/30/07           0    274,436      695,474
  Thomas Flohr                10,720             9        32.6875       09/30/07           0    220,371      558,463
  William N. Pontikes         13,350             11       32.6875       09/30/07           0    274,436      695,474
  John J. Vosicky             13,350             11       32.6875       09/30/07           0    274,436      695,474
  Alan J. Andreini               -0-            -0-           -0-                        -0-        -0-          -0-
------------------------------------------------------------------------------------------------------------------

     * Number of shares reported throughout this proxy reflects the 3 for 2 stock split of Common Stock

     The amounts under the columns labeled "5%" and "10%" are included by the Company pursuant to certain rules promulgated by the SEC and are not intended to forecast future appreciation, if any, in the price of the Common Stock. Such amounts are based on the assumption that the named persons hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Common Stock. The column headed "0%" is included to demonstrate that the options were granted at fair market value and optionees will not recognize any gain without an increase in the stock price, and any increase will benefit all stockholders proportionately.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Value

     The following table sets forth information with respect to the named Executive Officers in the Summary Compensation Table concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year.


                                                        Total Number of Shares               Total Value of
                                                        Underlying Unexercised                 Unexercised,
                                                           Options Held at               in-the-Money Options
                                                          September 30,1997<F1>      Held at September 30, 1997<F2>
                                                      --------------------------     ------------------------------
                            Number of
                               Shares
                             Acquired        Value
   Name                   on Exercise     Realized    Exercisable  Unexercisable    Exercisable      Unexercisable
   ----                   -----------     --------    -----------  -------------    -----------      -------------

   Jack Slevin                    355       $4,299        523,194        558,463    $11,238,189         $9,935,415
   Nicholas K. Pontikes             0            0         80,455        158,408      1,566,980          3,021,222
   Thomas Flohr                 4,725       64,355        189,495        203,320      3,897,541          3,309,133
   William N. Pontikes              0            0         98,823        122,478      1,947,406          1,928,538
   John J. Vosicky             23,625      299,801        165,197         74,145      3,838,444          1,082,200
   Alan J. Andreini            47,248      568,157        180,344        220,197      3,778,070          4,372,952
-------------------------------------------------------------------------------------------------------------------


<F1>   Number of shares  reported  throughout  this proxy  reflects  the 3 for 2 stock  split of Common  Stock
<F2>   Based on the closing price of the Common Stock,  $32.6875,  on  September
       30, 1997.


Long Term Incentive Plan (''LTIP'') Awards

     The following table sets forth information with respect to the grants of Performance Unit Awards under the Comdisco, Inc. 1992 Long-Term Stock Ownership Incentive Plan to the named Executive Officers during the fiscal year ended September 30, 1997. The target performance objective is that Comdisco's Total Shareholder Return, the sum of the stock price appreciation plus dividends (reinvested), be ranked at or above the sixtieth percentile of the Total Shareholder Return of all companies in the S&P 500 for the period running from October 1, 1996 through September 30, 1999. The minimum performance objective is a fiftieth percentile ranking. If the actual ranking is less than the fiftieth percentile, no compensation will be paid under these awards.


                                                                             Estimated Future Payouts under
                                                                               Non-Stock Price-Based Plans
                                                                             ----------------------------------

              (a)                      (b)                (c)                  (d)         (e)          (f)
-----------------------------------  --------   -----------------------     ---------   ---------   -----------
                                                Performance or Other
                                      Number    Period Until Maturation
Name                                 of Units   or Payout                   Threshold      Target       Maximum
----                                 --------   -----------------------     ---------   ---------    ----------

Jack Slevin                            366           September 30, 1999     $183,000     $366,000    $1,098,000
Nicholas K. Pontikes                   167           September 30, 1999       83,500      167,000       501,000
Thomas Flohr                           133           September 30, 1999       66,500      133,000       399,000
William N. Pontikes                    167           September 30, 1999       83,500      167,000       501,000
John J. Vosicky                        167           September 30, 1999       83,500      167,000       501,000
Alan J. Andreini <F1>                  167           September 30, 1999       83,500      167,000       501,000
-----------------------------------  --------   -----------------------     --------     ---------  ----------



<F1> Performance  Unit  Awards  granted  to  Mr.  Andreini  were  terminated  in conjuction with his resignation as Executive Vice President of the Company, effective May 1, 1997 (see "Employment and Consulting Agreements", above).




                                           COMPENSATION COMMITTEE REPORT

Role of the Committee

     In 1993, the Board of Directors defined the scope of authority that would be delegated to the non-employee Directors who serve as members of the Compensation Committee. Overall direction was given to this Committee to review and approve the Company's compensation policies to ensure that Executive Officers are rewarded appropriately for their contributions to Comdisco's growth and profitability and to ensure that compensation policies support Comdisco's business objectives, organization structure and stockholder interests. Specific direction was given to determine the compensation of the Chief Executive Officer and to review and approve the compensation of the Executive Officers of the Company.

Continuing Compensation Strategy

     The Compensation Committee has continued to evaluate Comdisco's compensation plans in accordance with the Committee's objectives of linking compensation to profit measures and increasing stockholder value. The senior management team continues to be compensated in the manner originally suggested by outside compensation consultants in 1994. The total compensation for the Chief Executive Officer and certain Executive Officers is comprised of the following components: (i) base salary, (ii) annual incentive (cash and stock options) based on Company pre-tax earnings objectives, and (iii) long term performance units based on Total Shareholder Return objectives. Each of the foregoing components constituted approximately one-third of the executive's total compensation. Thus, approximately two-thirds of the executive's compensation is subject to both the Company's pre-tax earnings performance and stockholder returns. The Committee has been extremely pleased with the fact that the Company has exceeded the maximum goal by placing above the 90th percentile in Total Shareholder Return for the three year Performance Periods ended September 30, 1996 and 1997. This is a clear reflection that senior management has been able to manage the Company in a manner that directly correlates with stockholder interests.

Chief Executive Officer Compensation

     1997 Fiscal Year.. Jack Slevin's compensation package for fiscal 1997 reflects the Committee's strategy of placing a majority of the compensation at risk subject to the attainment of pre-tax earnings goals and longer-term Total Shareholder Return goals. The Company had an employment agreement with Mr. Slevin which provided for a base salary of $600,000 for fiscal 1997. Annual cash incentive compensation for Mr. Slevin was equal to 1% of Comdisco's 1997 fiscal year pre-tax earnings between $150 million and $200 million and 2% of pre-tax earnings in excess of $200 million. The amount of annual cash incentive payments can be found in the Summary Compensation Table. Mr. Slevin also earned an annual stock option award which was based upon the attainment of pre-tax earnings objectives for fiscal 1997. Pursuant to this award, Mr. Slevin received 29,425 option shares at $32.6875 (the closing price of Common Stock on September 30,
1997). Mr. Slevin was granted 366 Performance Units under the Comdisco, Inc. 1995 Long-Term Stock Ownership Incentive Plan. The performance period and performance objectives are set forth in "Long Term Incentive Plan Awards", above. To further align Mr. Slevin's interests with those of the Company's stockholders,  the  Committee  offered  Mr.  Slevin  the  right to  forego  cash compensation in exchange for stock options. Under this "Cash-to-Option" alternative, Mr. Slevin elected to forego $150,000 in cash compensation. In return, Mr. Slevin received a stock option to acquire 46,777 shares at the closing price ($19.25) of Comdisco's Common Stock on the date of such election.

     1998 Fiscal Year.. In continuance of its past practices, the Committee increased the pre-tax earnings targets for 1998 such that Mr. Slevin's annual cash incentive compensation will be equal to 1% of Comdisco's 1998 fiscal year pre-tax earnings between $190 million and $230 million and 2% of pre-tax earnings in excess of $230 million. Mr. Slevin will also earn an annual stock option award of 29,585 options if the Company attains certain pre-tax earnings objectives for fiscal 1998. The exercise price of these options, if earned, will be at the closing price of Comdisco's stock on September 30, 1998. For the long term perspective, Mr. Slevin was granted 366 Performance Units under the Comdisco, Inc. 1995 Long Term Stock Ownership Incentive Plan. The performance period and performance objectives are set forth in "Long Term Incentive Plan Awards", above. The Committee again offered Mr. Slevin the right to forego cash compensation to be earned in 1998 in exchange for stock options. Under this "Cash-to-Option" alternative, Mr. Slevin elected to forego $150,000 in cash compensation. In return, Mr. Slevin received a stock option to acquire 27,525 shares at the closing price ($31.75) of Comdisco's Common Stock on the date of such election.

Other Executive Officer Compensation

     During fiscal year 1997, the Company entered into incentive compensation agreements with certain of its Executive Officers. The agreements included the following elements which are similar to the components discussed above for Mr.
Slevin: (i) base salary, (ii) annual incentive (cash and stock options) based on Company pre-tax earnings objectives and (iii) long term performance units based on Total Shareholder Return objectives. The Executive Officers also participated in the "Cash-to-Option" alternative under which they had the right to forego cash compensation in exchange for stock options.

     This report has been provided by C. Keith Hartley and Rick Kash, the members of the Compensation Committee.